Exhibit 99.1

Investor Relations Contact:

Karen Fisher

DivX, Inc.

858-882-6415

kfisher@divxcorp.com

Media Contact:

Tom Huntington

DivX, Inc.

858-882-0672

thuntington@divxcorp.com

DivX, Inc. Reports Third Quarter 2008 Financial Results

DivX Delivers Another Solid Quarter with 11% Year-Over-Year Growth and Continues to Expand into Emerging Product Categories

Cash and Investments Increased to $130 Million; Company

Increases Profitability Guidance for the Year

SAN DIEGO, CA – October 30, 2008 — DivX, Inc. (NASDAQ:DIVX), a digital media company, today announced results for the third quarter ended September 30, 2008.

The Company reported revenue for the third quarter of $24.4 million, an increase of 11% compared to revenue of $21.9 million reported in the third quarter of last year.

GAAP net income in the third quarter of 2008 was approximately $3.3 million, or $0.10 per diluted share. DivX generated non-GAAP net income of $5.4 million, or $0.16 per diluted share. Non-GAAP net income excludes the following expenses: (1) non-cash share-based compensation of approximately $2.4 million ($1.4 million, or $0.04 per diluted share, net of related taxes); (2) the scheduled amortization of purchased intangible assets related to MainConcept of $594,000 ($341,000, or $0.01 per diluted share, net of related taxes); and (3) the foreign exchange impact on a Euro-denominated intercompany loan of $662,000 ($380,000, or $0.01 per diluted share, net of related taxes).

“We have made significant progress across all our key business initiatives, from expanding our footprint in key device categories, such as digital televisions and mobile phones, to establishing relationships with premium content providers such as Warner Brothers,” said Kevin Hell, Chief Executive Officer of DivX, Inc. “In addition, we have developed and are now ready to release our next-generation, cutting-edge H.264 technology solutions to our global community of users and our hardware and software partners worldwide. We have accomplished these impressive results while staying focused on managing our business efficiently and delivering consistent, profitable results.”

Dan Halvorson, Executive Vice President and Chief Financial Officer, said, “The fundamental earnings drivers of our business remain strong. With that said, consumer spending continues to face increasing headwinds. As a result, we are narrowing our revenue guidance, but increasing our fiscal 2008 non-GAAP earnings per share estimates to $0.58 to $0.60, even as we project lower interest income on our investments.”

The Company reported revenue for the nine months ended September 30, 2008 of $70.8 million, an increase of 17% compared to revenue of $60.4 million reported in the same period of 2007. GAAP net income for the nine months ended September 30, 2008 was approximately $7.4 million, or $0.22 per diluted share. DivX generated non-GAAP net income of $15.1 million, or $0.45 per diluted share for the nine months ended September 30, 2008. Non-GAAP net income for the nine month period excludes the following expenses: (1) non-cash share-based compensation of approximately $6.8 million ($3.9 million, or $0.12 per diluted share, net of related taxes); (2) Stage6 operating costs of $3.3 million ($1.9 million, or $0.06 per diluted share, net of related taxes); (3) intangible asset impairment charges of approximately $1.3 million ($719,000, or $0.02 per diluted share, net of related taxes); (4) the scheduled amortization of purchased intangible assets related to MainConcept of approximately $1.7 million ($950,000, or $0.03 per diluted share, net of related taxes); and (5) the foreign exchange impact on a Euro-denominated intercompany loan of approximately $204,000 ($117,000, or less than one cent per diluted share, net of related taxes).

“DivX continues to deliver positive financial results, demonstrating the strength of our model and our rigorous cost controls and cash management,” said Halvorson. “Our business model is designed to maintain high gross margins and strong cash flow from operations which enables us to post solid earnings. We generated $14.5 million in cash from operating activities during the third quarter and our balance sheet continues to be sound with $130 million in cash and short- and long-term investments or over $4.00 per share.”

2008 Fiscal Outlook

The following estimates are based on the Company’s current business outlook as of the date of this press release:

	FY ’08 Guidance	FY ’08 Guidance (Provided on August 7, 2008)
Revenue (in millions)	$95 - $97	$95 - $100
GAAP earnings per share, diluted	$0.29 - $0.31	$0.24 - $0.30
Adjustments:
Non-cash share-based compensation expense, net of income taxes	$0.16	$0.16
Stage6 related expenses, net of income taxes	$0.06	$0.06
Impairment of intangible asset, net of income taxes	$0.03	$0.03
Amortization of purchased intangibles, net of income taxes	$0.04	$0.04
FX (gain) / loss on Euro-based intercompany loan, net of income taxes	$0.00*	($0.01)

Non-GAAP earnings per share, diluted	$0.58 - $0.60	$0.52 - $0.58

*	No further impact is assumed for Euro FX fluctuation at this time.

These estimates are based on:

1.	A projected effective tax rate of approximately 41% for the full 2008 fiscal year which is dependent on the effective tax rates in various domestic and foreign jurisdictions;

2.	Anticipated non-cash share-based compensation of approximately $9.5 million ($5.6 million, or $0.16 per diluted share, net of related taxes) for the full 2008 fiscal year;

3.	Stage6 operating and related accruals of approximately $3.3 million ($1.9 million, or $0.06 per diluted share, net of related taxes) for the full 2008 fiscal year which were incurred during the first quarter;

4.	Impairment of acquired intangible assets attributable to the write-off of milestones related to the acquisition of Veatros of approximately $1.3 million ($800,000 or $0.03 per diluted share, net of related taxes) for the full 2008 fiscal year;

5.	The scheduled amortization of purchased intangible assets related to the acquisition of MainConcept of approximately $2.2 million ($1.3 million, or $0.04 per diluted share, net of related taxes) for the full 2008 fiscal year;

6.	Foreign currency exchange impact on a Euro-denominated intercompany loan between MainConcept and DivX of approximately $200,000 ($100,000, or less than one cent per diluted share, net of related taxes) for the full 2008 fiscal year; and

7.	Expected revenue for technology licensing of approximately 75% to 85% of total revenue for the balance of the 2008 fiscal year; expected revenue for media and distribution services will be approximately 15% to 25% of total revenue for the 2008 fiscal year.

Quarterly Conference Call

DivX management will host a conference call and simultaneous audio webcast to discuss its third quarter 2008 results on October 30, 2008 at 1:30 p.m. Pacific Time or 4:30 p.m. Eastern Time. To participate in the call, please dial 877-397-0297 or outside the U.S. 719-325-4865 to access the conference call at least five minutes prior to the start time. A live audio webcast will be available on the Events and Presentations page at http://investors.divx.com.

In addition, an audio replay of the call will be available between 7:30 p.m. Eastern Time October 30, 2008 and Midnight, Eastern Time November 6, 2008 by calling 888-203-1112 or 719-457-0820, with passcode 6647389.

About DivX, Inc.

DivX, Inc. is a digital media company that enables consumers to enjoy a high-quality video experience across any kind of device. DivX creates, distributes and licenses digital video technologies that span the “three screens” comprising today’s consumer media environment—the PC, the television and mobile devices. Over 100 million DivX Certified devices have shipped into the market from leading consumer electronics manufacturers. DivX also offers content providers and publishers a complete solution for the distribution of secure, high-quality digital video content. Driven by a globally recognized brand and a passionate community of hundreds of millions of consumers, DivX is simplifying the video experience to enable the digital home.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, the top-line growth and earnings potential of the core DivX business, the Company’s position in the digital media space, plans for expanding the Company’s core licensing business, expectations for DivX Connected, plans for extending the Company’s content licensing partnerships, and anticipated financial results for the full year 2008. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause DivX’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to: the risk that customer use of DivX technology may not grow as anticipated; the risk that anticipated market opportunities may not materialize at expected levels, or at all; the risk that the Company’s activities may not result in the growth of profitable revenue; the risk that the Company’s financial performance for the full year 2008 may not meet expectations; risks and uncertainties related to the maintenance and strength of the DivX brand; DivX’s ability to penetrate existing and new markets; the effects of competition; DivX’s dependence on its licensees and partners; the effect of intellectual property rights claims; and other factors discussed in the “Risk Factors’ section of DivX’s most recent reports filed with the SEC. All forward-looking statements are qualified in their entirety by this cautionary statement. DivX is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise, other than as required under applicable securities laws.

Non-GAAP Financial Measures; GAAP EPS

DivX has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income and diluted earnings per share, which excludes non-cash share-based compensation expense, costs related to Stage6, asset impairment charges, amortization of purchased intangible assets and foreign currency impact on a Euro-based intercompany loan. This non-GAAP information is provided to enhance the reader’s overall understanding of our current financial performance and prospects for the future. Specifically, we believe this information provides useful comparative data by excluding non-cash share-based compensation expense, which is not consistent from period-to-period. Also, we believe that the exclusion of Stage6 expenses, asset impairment charges, amortization of purchased intangible assets and foreign currency impact on a Euro-based intercompany loan provides useful comparative data by reflecting our business operations in a manner that is consistent with expected future operations. Management has historically used non-GAAP net income and non-GAAP net income per diluted share when evaluating operating performance because we believe the exclusion of the items described above provides an additional measure of our core operating results and facilitates comparisons of our core operating performance against prior periods and our business model objectives. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

We will continue to evaluate the factors that might impact non-cash share-based compensation expense and accruals for income tax expense. The non-cash share-based compensation expense is expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life, and risk-free interest rates (all of which are difficult to estimate). In addition, the factors that impact our deferred tax assets are expected to vary from period-to-period, also making our effective tax rate difficult to estimate.

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DivX, Inc.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	September 30, 2008	December 31, 2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$39,982	$14,532
Short-term investments	73,068	126,503
Accounts receivable, net	7,690	10,397
Deferred tax assets, current	5,258	2,699
Prepaid expenses and other current assets	3,653	5,318

Total current assets	129,651	159,449
Property and equipment, net	4,498	5,402
Long-term investments	17,207	—
Deferred tax assets, long-term	7,499	5,354
Purchased intangible assets, net	12,230	14,261
Goodwill	10,317	11,000
Other assets	5,672	5,422

Total assets	$187,074	$200,888

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,314	$2,808
Accrued expenses	7,058	11,061
Deferred revenue	8,645	7,170

Total current liabilities	17,017	21,039
Long-term liabilities	2,320	4,409

Total liabilities	19,337	25,448
Stockholders’ equity	167,737	175,440

Total liabilities and stockholders’ equity	$187,074	$200,888

DivX, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net revenues:
Technology licensing	$19,108	$17,070	$54,596	$48,001
Media and other distribution and services	5,301	4,825	16,154	12,391

Total net revenues	24,409	21,895	70,750	60,392
Cost of revenue:
Cost of technology licensing	963	874	2,955	2,542
Cost of media and other distribution and services (1)	190	134	548	552

Total cost of revenues	1,153	1,008	3,503	3,094

Gross margin	23,256	20,887	67,247	57,298
Operating expenses:
Selling, general and administrative (1) (2)	13,299	15,144	41,849	38,947
Product development (1) (2)	4,642	4,299	15,433	13,091
Impairment of acquired intangibles	—	2,223	1,250	2,223

Total operating expenses	17,941	21,666	58,532	54,261

Income (loss) from operations	5,315	(779)	8,715	3,037
Interest income (expense), net	908	2,028	3,675	5,945
Other income (expense)	(677)	—	(175)	10

Income before income taxes	5,546	1,249	12,215	8,992
Income tax provision	2,265	433	4,776	3,513

Net income	$3,281	$816	$7,439	$5,479

Basic net income per share	$0.10	$0.02	$0.22	$0.16

Diluted net income per share	$0.10	$0.02	$0.22	$0.15

Shares used to compute basic net income per share	32,312	34,073	33,133	33,721

Shares used to compute diluted net income per share	32,818	35,180	33,688	35,393

(1) Includes stock-based compensation as follows:

Cost of revenue	$—	$—	$—	$2
Selling, general and administrative	1,851	1,986	5,221	4,061
Product development	539	371	1,602	1,328

	2,390	2,357	6,823	5,391

(2) Includes Stage6 operating costs and related accruals as follows:
Selling, general and administrative	$—	$3,666	$3,103	$6,817
Product development	—	316	230	560

	$—	$3,982	$3,333	$7,377

DivX, Inc.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net Income:
GAAP net income	$3,281	$816	$7,439	$5,479
Share-based compensation	2,390	2,357	6,823	5,391
Stage6 operating costs and related accruals	—	3,982	3,333	7,377
Impairment of acquired intangibles	—	2,223	1,250	2,223
Amortization of purchased intangible assets	594	—	1,652	—
Fx impact on intercompany loan	662	—	204
Income tax effects of pre-tax adjustments	(1,556)	(3,481)	(5,638)	(6,096)

Non-GAAP net income	$5,371	$5,897	$15,063	$14,374

Diluted earnings per share:
GAAP diluted earnings per share	$0.10	$0.02	$0.22	$0.15
Share-based compensation	0.07	0.07	0.20	0.15
Stage6 operating costs and related accruals	—	0.11	0.10	0.21
Impairment of acquired intangibles	—	0.07	0.04	0.07
Amortization of purchased intangible assets	0.02	—	0.05	—
Fx impact on intercompany loan	0.02	—	0.01	—
Income tax effects of pre-tax adjustments	(0.05)	(0.10)	(0.17)	(0.17)

Non-GAAP diluted earnings per share	$0.16	$0.17	$0.45	$0.41

Non-GAAP shares used to compute diluted net income per share	32,818	35,180	33,688	35,393

The following table sets forth the computation of Non- GAAP basic and diluted net income per share:
Numerator:
Net income	$5,371	$5,897	$15,063	$14,374
Denominator:
Weighted-average common shares outstanding (basic)	32,312	34,073	33,133	33,721

Weighted-average common shares outstanding (diluted)	32,818	35,180	33,688	35,393

Basic net income per share	$0.17	$0.17	$0.45	$0.43

Diluted net income per share	$0.16	$0.17	$0.45	$0.41

DivX, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net cash provided by operating activities	$14,504	$10,329	$15,896	$17,922
Net cash (used in) provided by investing activities	(3,169)	131	29,019	(67,547)
Net cash (used in) provided by financing activities	(76)	1,188	(19,458)	2,285
Effect of exchange rate changes on cash	(62)	—	(7)	—

Net increase (decrease) in cash and cash equivalents	11,197	11,648	25,450	(47,340)
Cash and cash equivalents at beginning of period	28,785	27,322	14,532	86,310

Cash and cash equivalents at end of period	$39,982	$38,970	$39,982	$38,970